EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Achieve Life Sciences, Inc. of our report dated March 11, 2025 relating to the consolidated financial statements of Achieve Life Sciences, Inc., which appears in Achieve Life Sciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

January 23, 2026